Exhibit 99.1
Profire Energy Announces the Acquisition of Millstream Energy Products
Purchase Enhances PFIE’s Burner Management System Solutions
LINDON, Utah June 18, 2019- Profire Energy, Inc. (NASDAQ: PFIE), a technology company (“Profire Energy” or the “Company”) which creates, installs and services burner and chemical management solutions in the oil and gas industry, today announced that on June 12, 2019, its wholly-owned subsidiary, Profire Combustion, Inc., entered into a definitive agreement (the “Agreement”) to acquire substantially all of the assets of Millstream Energy Products LTD. (“MEP”). The Agreement contains certain customary representations, warranties and covenants. The transaction closed on June 18, 2019.

Millstream Energy Products is a privately-held Canadian company that develops a line of high-performance burners, economy burners, flame arrestor housings, secondary air control plates, and other related combustion components. MEP’s full line of products will be available for sale by Profire’s existing sales team immediately after closing of the transaction. The acquisition is expected to add between USD $1 million to and USD$2 million to the Company’s annual revenues.

“We are excited to announce the acquisition of Millstream Energy Products, said Brenton W. Hatch, President and CEO of Profire Energy. “With the addition of the MEP product line, we expect to be able to provide our customers with a complete best in class burner management solution while maintaining our historically strong product margins. This is a strategic step in our long-term growth plan, allowing the Company to position itself as the only full solution provider for the Burner Management System industry. The MEP products coupled with the Profire brand and distribution channel should allow us to penetrate a deeper product solution with our existing upstream customers as well as new customers in the upstream, midstream and downstream markets. MEP’s established product supply channel in China should also provide Profire with greater exposure to an already established international supply channel.”

The Company has agreed to pay a total purchase price of USD $2.5 million (CDN $3.3 million) for MEP’s product line, inventory, accounts receivable and payable, debt and other intangibles, including its patents and goodwill. MEP will also receive a 4.5% royalty on proprietary MEP product revenue generated during the next five years. The purchase price is subject to an adjustment based on working capital at closing.

For more information regarding MEP, its product lineup and additional information regarding the acquisition, please refer to www.profireenergy.com/mep/investor.html on our website, or contact Profire at ir@profireenergy.com.

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards and enhanced margins with their energy production processes, Profire Energy's burner management, and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements.
Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the expected benefits to the Company, including expected revenues, the Company’s ability to maintain historic margins. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710